CONTACT:	MARK J. GRESCOVICH, PRESIDENT & CEO
ROBERT G. BUTTERFIELD, EXECUTIVE VP & CFO
(509) 527-3636

NEWS RELEASE

Monica O’Reilly and Judith Steiner Join Banner Corporation Board of Directors

(WALLA WALLA, WASH.)—[March 2], 2026—Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, today announced that Monica O’Reilly and Judith Steiner have been appointed to the Board of Directors effective March 1, 2026. Ms. O’Reilly and Ms. Steiner were also appointed to the Board of Directors of Banner Bank. Ms. O’Reilly will initially serve on the Corporate Governance/Nominating and Risk Committees of the Board. Ms. Steiner will initially serve on the Credit Risk and Risk Committees of the Board.

Ms. O’Reilly is a strategic leader who leverages over 30 years of experience helping global financial services companies achieve business results. She is an advisor to Fortune 500 C-suite executives, corporate boards and audit committees on regulatory compliance, enterprise and operational risk management, artificial intelligence and cybersecurity. Ms. O’Reilly was the Vice Chairman and US Financial Services Leader at Deloitte from 2020 to 2025, and served on Deloitte’s Board Council and Strategic Investment Committee in which she oversaw various acquisitions and investments. Under her leadership as Co-Chair for Deloitte’s Nominating Committee, she oversaw CEO and board director selection. Recognized as an industry expert, Ms. O’Reilly has co-authored reports on board governance, the financial marketplace, and risk management. She was named as one of the “Most Influential Women in Business” by the San Francisco Business Journal in 2021. Ms. O’Reilly holds a B.A. in English and Education from Queen’s University Belfast and completed Wharton Business School’s Executive Leadership Program.

Ms. Steiner has more than 30 years of experience in the financial services industry, with significant expertise in the areas of legal, risk and compliance. She served as Executive Vice President and Chief Risk Officer of Banner Bank from 2016 to 2021. Prior to Banner, Ms. Steiner worked at FirstMerit Bank, N.A. from 1990 to 2015, including serving as Executive Vice President, Chief Risk Officer, General Counsel and Secretary from 2008 to 2015. In these roles, her areas of responsibility included enterprise risk management (ERM), compliance, anti-money laundering (AML), Bank Secrecy Act (BSA), Office of Foreign Assets Control (OFAC), fraud, Community Reinvestment Act, insurance, and credit review. Ms. Steiner earned a Juris Doctor from Case Western Reserve University and a Bachelor of Arts from the University of Akron.

“The addition of Monica and Judy to our Board of Directors is a tremendous asset for Banner,” said Mark Grescovich, President and CEO. “Monica’s distinguished background advising Fortune 500 boards on regulatory compliance, cybersecurity and artificial intelligence, alongside Judy’s significant expertise in legal, risk and compliance, collectively strengthens our Board in meaningful ways. We are confident their insight and leadership will be invaluable as we continue to position Banner for long-term growth and success.”

About Banner Corporation
Banner Corporation is a $16.35 billion bank holding company operating a commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank online at www.bannerbank.com.

Forward-Looking Statements
This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in Banner Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Such forward-looking statements speak only as of the date of this release. Banner Corporation expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company’s expectations of results or any change in events.